THIRD AMENDMENT TO PARTICIPATION AGREEMENT AMONG
GOLDMAN SACHS VARIABLE INSURANCE TRUST, GOLDMAN, SACHS & CO.,
PRINCIPAL LIFE INSURANCE COMPANY &
PRINCOR FINANCIAL SERVICES CORPORATION

THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 26th day of October, 2012, by and among Goldman Sachs Variable Insurance Trust (the "Trust"), Goldman , Sachs & Co. (the "Distributor"), Principal Life Insurance Company ("Principal"), Princor Financial Services Corporation ("Princor") and Principal National Life Insurance Company ("PNLIC").

WITNESSETH:

WHEREAS, the Trust, the Distributor, Principal and Princor entered into a Participation Agreement dated July 30, 2004, as amended (the "Agreement"); and

WHEREAS, Article XI of the Agreement provides that the Agreement may be amended by written agreement signed by all of the parties; and

WHEREAS, the Trust, the Distributor, Principal and Princor desire to amend the Agreement to add PNLIC, an Iowa life insurance company, as a party to the Agreement and to replace Schedule 1 and Schedule 3 of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree that the Agreement shall be further amended as follows:

1.	PNLIC is hereby added as a party to, and hereby agrees to be bound by the terms and conditions of, the Agreement.

2.	The term "Company" is hereby amended to mean Principal, Princor and/or PNLIC, as applicable.

3.	Schedule 1 is hereby deleted in its entirety and replaced with the following:

SCHEDULE 1

Accounts of the Company
Investing in the Trust

Effective as of October 26, 2012, the following separate accounts of the Company are subject to the Agreement:

Company	Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Principal Life Insurance Company	Separate Account B	January 12, 1970	811-02091	Variable annuities
Principal Life Insurance Company	Variable Life Separate Account	November 2, 1987	811-05118	Variable life insurance
Principal National Life Insurance Company	Variable Life Separate Account	November 28, 2007	811-22589	Variable life insurance

4.    Schedule 3 is hereby deleted in its entirety and replaced with the following:

SCHEDULE3

Trust Classes and Series
Available Under
Each Class of Contracts

Effective as of October 26, 2012, the following Trust Classes and Series are available under the Contracts:

Company	Contracts Marketing Name	Trust Classes and Series

Principal Life Insurance Company Separate Account B	All available variable annuity contracts	All available Goldman Sachs Variable Insurance Trust Funds (Service and Institutional Shares)
Principal Life Insurance Company Variable Life Separate Account	All available variable life insurance policies	All available Goldman Sachs Variable Insurance Trust Funds

(Service and Institutional Shares)
Principal National Life Insurance Company Variable Life Separate Account	All available variable life insurance policies	All available Goldman Sachs Variable Insurance Trust Funds (Service and Institutional Shares)

5.	This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute one instrument.

6.
Except as modified herein, the terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this s Amendment and the Agreement, the terms of this Amendment shall prevail.

*** Signature Page Follows ***

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date set forth above.

GOLDMAN, SACHS VARIABLE INSURANCE TRUST	GOLDMAN, SACHS & CO.

By: /s/ Greg Wilson	By: /s/ Greg Wilson
Name: Greg Wilson	Name: Greg Wilson
Title: Managing Director	Title: Managing Director

PRINCIPAL LIFE INSURANCE COMPANY	PRINCOR FINANCIAL SERVICES CORPORATION

By: /s/ Sara Wiener	By: /s/ Marty Richardson
Name: Sara Wiener	Name: Marty Richardson
Title: Director - Life Product Mgmt	Title: V.P. Broker Dealer Ops

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director - Life Product Mgmt